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                    CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
              PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
                  SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                     RESTRICTIONS THEREOF, OF SERIES C CONVERTIBLE
                                    PREFERRED STOCK

                                          OF

                                   TIME WARNER INC.

                                 ____________________


                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware

                                 ____________________


               TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation at a meeting duly held on March 16, 1995.

               RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General
Corporation Law of the State of Delaware, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred
Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

               The series of Preferred Stock hereby established shall consist of 3,350,000 shares designated as Series C Convertible Preferred Stock or such higher number of shares (not in excess of the total number of shares of authorized Preferred Stock then available for issuance) as shall be determined from time to time by the Board of Directors. The


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                               2


rights, preferences and limitations of such series shall be as follows:

               1. Definitions. As used herein, the following terms shall have the indicated meanings:

                      1.1  "Board of Directors" shall mean the
Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any com-mittee of the Board of Directors duly authorized to take such action.

                      1.2  "Certificate" shall mean the
certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series C Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation
Law of the State of Delaware.

                      1.3  "Closing Price" of the Common Stock
shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

                      1.4  "Common Stock" shall mean the class of
Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value or
(y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate.

                      1.5  "Conversion Price" shall have the
meaning set forth in Section 3.1 hereof.


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                               3


                      1.6  "Conversion Rate" shall have the
meaning set forth in Section 3.1 hereof.

                      1.7  "Converting Holder" shall have the
meaning assigned to such term in Section 3.5 hereof.

                      1.8  "Current Market Price" of the Common
Stock on any date shall mean the average of the daily
Closing Prices per share of the Common Stock for the five
(5) consecutive Trading Days ending on the Trading Day immediately preceding the applicable conversion, redemption or exchange date referred to in Section 3 or Section 4.

                      1.9  "Dividend Payment Date" shall have the
meaning set forth in Section 2.1 hereof.

                      1.10  "Effective Time" shall mean the time
as of which the merger described in the Merger Agreement shall become effective pursuant to the Merger Agreement and the General Corporation Law of the State of Delaware.

                      1.11  "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

                      1.12  "Junior Stock" shall mean the Common
Stock, the Series A Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series C Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                      1.13  "Liquidation Value" shall have the
meaning set forth in Section 6.1 hereof.

                      1.14  "Merger Agreement" shall mean the
Agreement and Plan of Merger dated as of September 12, 1994, as the same may be amended from time to time, among the Corporation, Summit Communications Group, Inc., a Delaware corporation and the stockholders of Summit Communications Group, Inc. named therein.

                      1.15  "NASDAQ" shall mean the National
Association of Securities Dealers Automated Quotation
System.

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                               4

                      1.16  "NYSE" shall mean the New York Stock
Exchange, Inc.

                      1.17  "Parity Stock" shall mean the Series B
Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Cer-tificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series C Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share rat-ably with the Series C Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums pay-able were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (i) in
Section 2.2 hereof, to any stock which is Parity Stock in respect of dividend rights; (ii) in Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (iii) in Sections 5.2 and 5.3 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series C Stock.

                      1.18  "Preferred Stock" shall mean the class
of Preferred Stock, par value $1.00 per share, of the Corpo-ration authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certifi-cate.

                      1.19  "Pro Rata Repurchase" shall mean the
purchase of shares of Common Stock by the Corporation or by any of its subsidiaries, which purchase is subject to
Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock, but excluding any purchase made in open market transactions that satisfies the conditions of clause (b) of Rule 10b-18 under the Exchange Act or has been designed (as reasonably determined by the Board of Directors or a committee thereof) to prevent such purchase from having a material effect on

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                               5

the trading market of the Common Stock.  The "Effective
Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata
Repurchase which is not a tender or exchange offer.

                      1.20  "Record Date" shall have the meaning
set forth in Section 2.1 hereof.

                      1.21  "Redemption Price" shall have the
meaning set forth in Section 4.1 hereof.

                      1.22  "Redemption Rescission Event" shall
mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock are registered and listed for trading (or, if shares of Common Stock are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption or exchange of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the earlier of (x) the time and date fixed for redemption or exchange in such notice and
(y) the time and date at which the Corporation shall have irrevocably deposited funds with a designated bank or trust company pursuant to Section 3.5 or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption or exchange is more than 15 days following the date on which notice of redemption or exchange is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption or exchange is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the earlier of the dates specified in clauses (x) and (y) above, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national

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                               6

or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Common Stock.

                      1.23  "Rescission Date" shall have the
meaning set forth in Section 4.5 hereof.

                      1.24  "Senior Stock" shall mean the shares
of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series C Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                      1.25  "Series A Stock" shall mean the series
of Preferred Stock authorized and designated as Series A
Participating Preferred Stock at the date of the Certifi- cate, including any shares thereof authorized and designated after the date of the Certificate.

                      1.26  "Series B Stock" shall mean the series
of Preferred Stock authorized and designated as Series B
6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                      1.27  "Series C Stock" and "this Series"
shall mean the series of Preferred Stock authorized and designated as the Series C Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

                      1.28  "Surrendered Shares" shall have the
meaning set forth in Section 3.5 hereof.

                      1.29  "Trading Day" shall mean, so long as
the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National

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                               7

Market System of NASDAQ is open for the transaction of business.

               2.  Cash Dividends.

                      2.1  The holders of the outstanding Series C
Stock shall be entitled to receive quarter-annual dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each quarter-annual dividend shall be an amount per share equal to (i) in the case of each Dividend Payment Date (as defined below) occurring after the Effective Time through the Dividend Payment Date coinciding with the fifth anniversary of the Effective
Time, the greater of (A) $.9375 per $100 in Liquidation Value of Series C Stock (which is equivalent to $3.75 per annum) and
(B) an amount per $100 in Liquidation Value of Series C
Stock equal to the product of (1) the Conversion Rate and
(2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date and (ii) in the case of each Dividend Payment Date occurring thereafter, an amount per $100 in Liquidation Value of Series C Stock equal to the product of (1) the Conversion
Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding
Dividend Payment Date to and including such Dividend
Payment Date. All dividends shall be payable in cash on or about the first day of February, May, August and November in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (provided that the fifth anniversary of the Effective Time shall be a Dividend Payment Date) (each a
"Dividend Payment Date"), to the holders of record of Series C Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May, August and November (or fifth anniversary of the Effective Time), as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). In the case of dividends payable in respect of periods prior to the fifth anniversary of the Effective Time, (i) such dividends shall accrue on each share on a day-to-day basis, whether or not earned or declared, from and after the day immediately suc-ceeding the Effective Time and (ii) any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such

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                               8

period. From and after the fifth anniversary of the Effective Time, dividends on the Series C Stock (determined as to amount as provided herein) shall accrue to the extent, but only to the extent, that regularly scheduled cash dividends are declared by the Board of Directors on the Common Stock with a payment date after the fifth anniversary of the Effective Time (or, in the case of Series C Stock originally issued after the fifth anniversary of the Effective Time, after the Dividend Payment Date next preceding such date of original issuance). All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately suc-ceeding the Effective Time. The amount payable to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

                      2.2  Except as hereinafter provided in this
Section 2.2, unless all dividends on the outstanding shares
of Series C Stock and any Parity Stock that shall have
accrued and become payable as of any date shall have been
paid, or declared and funds set apart for payment thereof,
no dividend or other distribution (payable other than in
shares of Junior Stock) shall be paid to the holders of
Junior Stock or Parity Stock, and no shares of Series C
Stock, Parity Stock or Junior Stock shall be purchased or redeemed by the Corporation or any of its subsidiaries
(except by conversion into or exchange for, or out of the
net cash proceeds from the concurrent sale of, Junior
Stock), nor shall any monies be paid or made available for
a sinking fund for the purchase or redemption of any
Series C Stock, Junior Stock or Parity Stock; provided, however, that nothing herein shall prevent the Corporation from completing the purchase of Series C Stock, Parity Stock or
Junior Stock for which a purchase contract was entered
into, or the notice of redemption of which was originally published, prior to the date on which any such dividends were first required to be paid.  When dividends are not
paid in full upon the shares of this Series and any Parity
Stock, all dividends declared upon shares of this Series
and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other
the same ratio that accrued dividends per share on the
shares of this Series and all such Parity Stock bear to
each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full amount of dividends that become payable pursuant to the terms of this Section 2. No interest, or sum of money in lieu of interest, shall be
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                               9

payable in respect of any dividend payment or payments on this Series which may be in arrears.

               3.  Conversion Rights.

                      3.1  Each holder of a share of this Series
shall have the right at any time or, as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for redemption or exchange (unless the Corporation defaults in the payment of the Redemption Price, fails to exchange the shares of this Series for the applicable number of shares of Common
Stock and any applicable cash amount, or exercises its right to rescind such redemption or exchange pursuant to
Section 4.5, in which case such right shall not terminate at the close of business on such date), to convert such share into fully paid and nonassessable shares of Common
Stock at a rate of 2.08264 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate"). The
"Conversion Price" at any time shall equal $100 divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent).

                      3.2 If any shares of this Series are surren-dered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption or exchange on a redemption date or exchange date between such Record Date and Dividend Payment Date and with respect to which such redemption or exchange has not been rescinded), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Shares of this Series surrendered for conversion during the period from the close of business on any Record
Date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption or exchange on a redemption date or exchange date within such period and with respect to which such redemption or exchange has not been rescinded) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares

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                              10

surrendered for conversion or any dividend on the Common
Stock issued upon conversion shall be made upon the conver-sion of any shares of this Series.

                      3.3  The Corporation may, but shall not be
required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to
Section 3.6(f), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common
Stock on the last Trading Day prior to the date of conversion.

                      3.4  Any holder of shares of this Series
electing to convert such shares into Common Stock shall sur-render the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Cor-poration or in blank, or in form satisfactory to the Corpo-ration, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section 3.6(f)) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section 3.2, if any, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

                      3.5  Conversion shall be deemed to have been
made as of the date that certificates for the shares of this Series to be converted, and the written notice and payment prescribed in Sections 3.2 and 3.4 are received by the transfer agent or agents for this Series; and the person entitled to receive the Common Stock issuable upon such con-version shall be treated for all purposes as the record holder of such Common Stock on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption or exchange of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice

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                              11

of the subsequently rescinded redemption or exchange shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (b) the date of the mailing of the notice of rescission required by
Section 4.5 (a "Converting Holder") may rescind the conversion of such shares surrendered for conversion by
(i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including
Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is fifteen (15) Trading Days following the date of the mailing of the Corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered
Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting
Holder's being a record holder of Surrendered Shares and
(z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting
Holder by reason of such Converting Holder being a record holder of Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Common
Stock and shares of this Series to cancel any certificates representing Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall be

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                              12

deemed to have been outstanding at all times during the period following their surrender for conversion). The
Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time or receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section 4.4 if the Corporation shall have exercised such right of rescission, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or the expiration of such period.

                      3.6  The Conversion Rate shall be adjusted
from time to time as follows:

                      (a)  In case the Corporation shall, at any
        time or from time to time while any of the Series C
        Stock is outstanding, (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares,
        (iii) subdivide its outstanding shares of Common Stock or
        (iv) issue by reclassification of its shares of Common Stock any shares of stock of the Corporation, then the Conversion Rate in effect immediately before such action shall be adjusted so that the holders of the Series C Stock, upon conversion of all shares thereof immediately following such event, shall be

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                              13

        entitled to receive the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series C Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 3.6(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), each holder of Series C Stock shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or reclassification (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities receivable upon such dividend, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

                      (b)  In case the Corporation shall, at any
        time or from time to time while any of the Series C Stock is outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the secu-rities convertible into Common Stock as equal to
        (x) the sum of (i) the price for a unit of the security convertible into Common Stock plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the num-ber of shares of Common Stock initially underlying such convertible security), the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the


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                              14

        number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                      (c)  In case the Corporation shall, at any
        time or from time to time while any of the Series C
        Stock is outstanding, distribute to all holders of shares of its Common Stock (including any such dis-tribution made in connection with a consolidation or merger in which the Corporation is the continuing cor-poration and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regularly scheduled cash dividends in amounts, if any, determined from time to time by the Board of Directors or
        (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 3.6(a)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 3.6(b)), then in each such case the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common
        Stock (provided that such denominator shall never be less than 1.0); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion at any time of shares of this Series into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                      (d)  In case the Corporation or any subsidi-
        ary thereof shall, at any time and from time to time while any of the Series C Stock is outstanding, make a Pro Rata Repurchase, the Conversion Rate in effect immediately prior to such action shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of
        (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and
        (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata
        Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than 1.0). Such adjustment shall become effective immediately after the Effective Date of such Pro Rata Repurchase.

                      (e)  The Corporation shall be entitled to
        make such additional adjustments in the Conversion
        Rate, in addition to those required by subsec-tions 3.6(a), 3.6(b), 3.6(c) and 3.6(d), as shall be necessary in order that any dividend or distribution in Common Stock, any subdivision, reclassification or com- bination of shares of Common Stock or any issuance of rights or warrants referred to above, shall not be tax-able to the holders of Common Stock for United States Federal income tax purposes.

                      (f)  In any case in which this Section 3.6
        shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 3.6(h)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                      (g)  All calculations under this Section 3.6
        shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one ten-thousandth. Notwithstanding any other provision of this Section 3.6, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.0000% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.0000% in such rate.
         Any adjustments under this Section 3.6 shall be made successively whenever an event requiring such an adjustment occurs.

                      (h)  Whenever an adjustment in the
        Conversion Rate is required, the Corporation shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation, stating the adjusted
        Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

                      (i)  In the event that at any time as a
        result of an adjustment made pursuant to this
        Section 3.6, the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of this Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subpara-graphs (a) through (h) and (j) of this Section 3.6, and the provisions of Section 3.1 through 3.5 and 3.7 through 3.10 shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                      (j)  No adjustment shall be made pursuant to
        this Section 3.6 (i) if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) subject to Section 3.6(f) hereof, with respect to any share of Series C Stock that is converted, prior to the time such adjustment otherwise would be made.

                      3.7  In case of either (a) any consolidation
or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the sur-viving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or
(b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then each share of this Series then outstanding shall be converted in such merger or consolidation or shall be convertible from and after such sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receiva-ble per share by a plurality of the nonelecting shares)).
The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 3.7.
The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

                      3.8  The Corporation shall at all times
reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock (or, if applicable, any other shares of capital stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Common Stock (or such other shares of capital stock) at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock (or such other shares of capital stock) would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock (or such other shares of capital stock) that are held in the treasury of the Corporation. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of Common Stock (or such other shares of capital stock) to be increased if the aggregate of the authorized amount of the Common Stock (or such other shares of capital stock) remaining unissued and the issued shares of such Common Stock (or such other shares of capital stock) in its treasury (other than any shares of such Common Stock (or such other shares capital stock) reserved for issuance in any other connection) shall not be sufficient to permit the conversion of the shares of this Series into the Common
Stock (or such other shares of capital stock).

                      3.9  If any shares of Common Stock which
would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any gov-ernmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expe-ditiously as possible cause such shares to be duly regis-tered or approved, as the case may be. The Corporation will endeavor to list the shares of (or depositary shares repre-senting fractional interests in) Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                      3.10  The Corporation shall pay any and all
issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is pay-able in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                      3.11  In case (i) of a consolidation or
merger to which the Corporation is a party and in which the Common Stock is to be exchanged for securities or other property or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Corporation, (ii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or (iii) of any Pro Rata Repurchase or other action triggering an adjustment to the Conversion Rate pursuant to this Section 3; then, in each case, the Corporation shall cause to be filed with the transfer agent or agents for the Series C Stock, and shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series C Stock, at least fifteen (15) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Common Stock
Conversion Rate pursuant to this Section 3, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro
Rata Repurchase triggering an adjustment to the Conversion Rate pursuant to this Section 3 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro
Rata Repurchase. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (i), (ii) or (iii) of this
Section 3.11.

               4.  Redemption or Exchange.

                      4.1  Redemption or Exchange at the Option of
the Corporation. (a) The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the fifth anniversary of the Effective Time, redeem, out of funds legally available therefor, or, as provided below, exchange shares of Common Stock for, all or any part of the outstanding shares of this Series. The redemption or exchange price for each share of this Series called for redemption or exchange pursuant to clause (i) of the next sentence of this Section 4.1(a) shall be the Liquidation Value together in each case with an amount equal to the accrued and unpaid dividends to the date fixed for redemption or exchange (hereinafter collectively referred to as the "Redemption Price"). On the date fixed for redemption or exchange the Corporation shall, at its option, effect either

                      (i)(A) a redemption of the shares of this Series to be redeemed by way of payment, out of funds legally available therefor, of cash equal to the aggregate Redemption Price for the shares of this Series then being redeemed, (B) an exchange of the shares of this Series being exchanged for shares of Common Stock the aggregate Current Market Price of which shall be equal to the aggregate Redemption Price of the shares of this Series then being exchanged (provided that the Corporation shall be entitled to deliver cash in lieu of any fractional share of Common Stock (determined in a manner consistent with Section 3.3)) or (C) any combination thereof with respect to each share of this Series called for redemption or exchange; provided, however, that the

        Corporation may not redeem or exchange any shares of this Series pursuant to this clause (i) unless the Closing Price of the Common Stock shall have equalled or exceeded
        125% of the applicable Conversion Price (as determined in accordance with Section 3) for at least twenty
        (20) Trading Days within thirty (30) consecutive Trading Days ending within fifteen (15) Trading Days prior to the date notice of redemption is given; or

                      (ii) an exchange of the shares of this
        Series being exchanged for shares of Common Stock at a rate of exchange per $100 in Liquidation Value of Series C
        Stock equal to the Conversion Rate (provided that the Corporation shall be entitled to deliver cash in lieu of any fractional share of Common Stock (determined in a manner consistent with Section 3.3)); provided, however, that the Corporation may not exchange any shares of this Series pursuant to this clause (ii) unless all dividends with respect to such shares accrued through the Dividend Payment Date immediately prior to the date fixed for such exchange shall have been declared and paid in accordance with Section 2 hereof. Except as provided in the proviso in the previous sentence, upon receipt of shares of Common
        Stock in exchange for shares of this Series being exchanged pursuant to this clause (ii), the holders of such shares of this Series shall not be entitled to any accrued and unpaid dividends to the date fixed for exchange.

               (b)  Notwithstanding clauses (i)(B), (i)(C) and
(ii) of Section 4.1(a), the Corporation shall be entitled to effect an exchange of shares of Series C Stock for Common Stock only to the extent Common Stock shall be available for issuance (including delivery of previously issued shares of Common Stock held in the Corporation's treasury) on the date for exchange and only to the extent shares of Common
Stock are issued and exchanged for shares of this Series on a timely basis in accordance with the terms of this
Section 4. Certificates for shares of Common Stock issued in exchange for surrendered shares pursuant to this
Section 4.1 shall be made available by the Corporation not later than the fifth Trading Day following the date for exchange; subject, however, to Section 4.2.

                      4.2  In the event that fewer than all the
outstanding shares of this Series are to be redeemed or exchanged pursuant to Section 4.1(a), the number of shares to be redeemed or exchanged from each holder of shares of this Series shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

                      4.3  In the event the Corporation shall
redeem or exchange shares of this Series pursuant to
Section 4.1(a), notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for redemption or exchange, as applicable, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the shares of this Series are to be redeemed or exchanged and, if exchanged, whether such shares are to be exchanged at the Redemption Price or the Conversion Rate; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of this Series to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed or exchanged, the number of such shares to be redeemed or exchanged from such holder; (iv) the Redemption Price, if applicable; (v) that shares of this Series called for redemption or exchange may be converted at any time prior to the time and date fixed for redemption or exchange (unless the Corporation shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Common Stock and amount of cash, or shall exercise its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi) the applicable Conversion Price or Conversion Rate; (vii) the place or places where certificates for such shares are to be surrendered (A) for payment of the Redemption Price, in the case of redemption, or (B) for delivery of certificates representing the shares of Common Stock and for payment of any applicable cash amount, in the case of exchange; and (viii) that, in the case of any redemption or exchange pursuant to Section 4.1(a)(i), dividends on the shares to be redeemed or exchanged will cease to accrue on such date fixed for redemption or exchange.

                      4.4  If notice of redemption or exchange
shall have been given by the Corporation as provided in
Section 4.3, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except (i) in the case of redemption, the right to receive from the Corporation the Redemption Price without interest and, in the case of exchange, the right to receive from the Corporation the shares of Common Stock and cash amount, if any, exchanged therefor and (ii) the right to convert such shares in accordance with Section 3) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) in the case of a redemption or exchange pursuant to Section 4.1(a), from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall (x) in the case of a redemption, default in the payment of the Redemption Price, (y) in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Common Stock and any applicable cash amount pursuant to Section 4.1, or (z) exercise its right to rescind such redemption pursuant to Section 4.5, in which case such rights shall not terminate at such time and date) or (ii) if the Corporation shall so elect and state in the notice of redemption or exchange, from and after the time and date (which date shall be the date of redemption or exchange or an earlier date not less than fifteen (15) days after the date of mailing of the redemption or exchange notice) on which the Corporation shall irrevocably deposit with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the Redemption Price, in the case of redemption, or certificates representing the shares of Common Stock to be so exchanged and any applicable cash amount, in the case of an exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion or otherwise shall be returned to the Corporation forthwith.
Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged
(properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed or exchanged by the Corporation at the Redemption Price or the Conversion Rate, as applicable, as set forth in Section 4.1
(unless the Corporation shall have exercised its right to rescind such redemption or exchange pursuant to
Section 4.5). In case fewer than all the shares represented by any such certificate are to be redeemed or exchanged, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 7.3), without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares other than those issuable in accordance with Section 7.3. Subject to applicable escheat laws, any moneys so set aside by the Corporation in the case of redemption and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                      4.5  In the event that a Redemption
Rescission Event shall occur following any day on which a notice of redemption or exchange shall have been given pursuant to Section 4.3 but at or prior to the earlier of
(a) the time and date fixed for redemption or exchange as set forth in such notice of redemption or exchange and
(b) the time and date at which the Corporation shall have irrevocably deposited funds or certificates with a designated bank or trust company pursuant to Section 4.4, the Corporation may, at its sole option, at any time prior to the earliest of (i) the close of business on that day which is two (2) Trading Days following such Redemption Rescission Event, (ii) the time and date fixed for redemption or exchange as set forth in such notice and
(iii) the time and date on which the Corporation shall have irrevocably deposited such funds with a designated bank or trust company, rescind the redemption or exchange to which such notice of redemption or exchange shall have related by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service, Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to redeem or exchange shares of this Series called for redemption or exchange pursuant to such notice of redemption or exchange or to pay the redemption or exchange price therefor and all rights of holders of shares of this Series shall be restored as if such notice of redemption or exchange had not been given. The Corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading
Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption or exchange. Each notice of rescission shall
(w) state that the redemption or exchange described in the notice of redemption or exchange has been rescinded,
(x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of redemption or exchange was given but on or prior to the date of the mailing of the Corporation's notice of rescission,
(y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery shall be in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be fifteen
(15) Trading Days following the date of the mailing of such notice of rescission.

               5. Voting. The shares of this Series shall have no voting rights except as required by law or as set forth below.

                      5.1 Each share of this Series shall be enti-tled to vote together with holders of the shares of Common
Stock (and any other class or series which may similarly be entitled to vote with the shares of Common Stock) as a single class upon all matters upon which holders of Common
Stock are entitled to vote. In any such vote, the holders of this Series shall be entitled to two (2) votes per $100 in Liquidation Value of Series C Stock, subject to adjustment at the same time and in the same manner as each adjustment of the Conversion Rate pursuant to Section 3.6, so that the holders of this Series shall be entitled following such adjustment to the number of votes equal to the number of votes such holders were entitled to under this Section 5.1 immediately prior to such adjustment multiplied by a fraction (x) the numerator of which is the Conversion Rate as adjusted pursuant to Section 3.6 and (y) the denominator of which is the Conversion Rate immediately prior to such adjustment.

                      5.2(a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding (i) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock or (ii) amend, alter or repeal any of the provisions of the Certificate or the Certificate of Incorpo-ration, so as in any such case to materially and adversely affect the preferences, special rights, powers or privileges of the shares of this Series; provided, however, that no amendment which effects a split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall be deemed to have any such material adverse effect.

                      b)  No consent of holders of shares of this
Series shall be required for (i) the creation of any indebt-edness of any kind of the Corporation, (ii) the authoriza-tion or issuance of any class of Junior Stock or Parity
Stock, (iii) the authorization, designation or issuance of additional shares of Series C Stock or (iv) subject to
Section 5.2(a), the authorization or issuance of any other shares of Preferred Stock.

                      5.3(a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

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                              27

                      (b)  Such voting right may be exercised
initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends accumulated on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 5.3(a) shall terminate.

                      (c)  At any time when such voting right
shall have vested in holders of shares of such series of Preferred Stock described in Section 5.3(a), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of such Preferred Stock having such voting right, shall call, a special meeting of the holders of such Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this
Section 5.3(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                      (d)  At any meeting held for the purpose of
electing directors at which the holders of such Preferred
Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred
Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                      (e)  Any director elected by holders of
Preferred Stock pursuant to the voting right created under this Section 5.3 shall hold office until the next annual meeting of stockholders (unless such term has previously

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                              28

terminated pursuant to Section 5.3(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 5.3(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to applicable law, the term of office of all directors elected by holders of such Preferred Stock voting separately as a class pursuant to this Section 5.3 shall terminate.

                      (f)  In exercising the voting rights set
forth in this Section 5.3, each share of this Series shall have a number of votes equal to its Liquidation Value.

               6.  Liquidation Rights.

                      6.1  Upon the dissolution, liquidation or
winding up of the Corporation, whether voluntary or involun-tary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $100 per share (which amount shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series) (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

                      6.2 Neither the sale, exchange or other con-veyance (for cash, shares of stock, securities or other con-sideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                      6.3  After the payment to the holders of the
shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                      6.4  In the event the assets of the Corpora-
tion available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such dis-tribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in propor-tion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

               7.  Other Provisions.

                      7.1  All notices from the Corporation to the
holders shall be given by first class mail. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, trans-fer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                      7.2  Any shares of this Series which have
been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The
Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series C Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series C Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                      7.3 The shares of this Series shall be issu-able in whole shares or, if authorized by the Board of Directors of the Corporation (or any authorized committee thereof), in any fraction of a whole share so authorized or any integral multiple of such fraction.

                      7.4  Subject to Section 7.6, the Corporation
shall be entitled to recognize the exclusive right of a person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                      7.5  All notice periods referred to in the
Certificate shall commence on the date of the mailing of the applicable notice.

                      7.6  Certificates for shares of this Series
shall bear such legends as the Corporation shall from time to time deem appropriate.



                      IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be signed and attested this 28th day of April, 1995.


                                   TIME WARNER INC.,


                                   by
                                     ----------------------------
                                     Name:
                                     Title:


Attest:


by:
   ----------------------------
   Name:
   Title:



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